UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

Lakewood-Amedex Biotherapeutics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-43239	20-5274304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8031 Cooper Creek Blvd., Unit 103 University Park, Florida	34201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 225-2515

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	LABT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2026, Lakewood-Amedex Biotherapeutics Inc (the “Company”) filed a Certificate of Change (the “Certificate of Change”) with the Secretary of State of the State of Nevada to effectuate a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding and authorized shares of common stock, par value $0.0001 per share (“Common Stock”). The Reverse Stock Split will become effective at 4:01 p.m., Eastern Time, on June 19, 2026, and the Company’s Common Stock will begin trading on a split-adjusted basis when the Nasdaq Stock Market (“Nasdaq”) opens on June 22, 2026. The Reverse Stock Split was unanimously approved by the Company’s Board of Directors on June 1, 2026.

As a result of the Reverse Stock Split, every ten (10) shares of the Company’s issued and outstanding Common Stock will be exchanged for one (1) share of Company’s Common Stock with any fractional shares being rounded up to the next higher whole share. Once effective, the Reverse Stock Split will reduce the current number of issued and outstanding shares of Common Stock from approximately 17,506,577 million to approximately 1,750,789 million. Equitable adjustments will be made to the number of shares of the Company’s Common Stock issuable upon exercise or conversion of the Company’s equity awards, preferred stock and warrants and the number of shares issuable under the Company’s equity incentive plans, as well as the applicable conversion prices and exercise prices for such equity awards, preferred stock and warrants, in accordance with their terms. In addition, concurrent with the Reverse Stock Split, a proportionate reduction will be made to the Company’s authorized shares of Common Stock such that the Company shall have 12,500,000 shares of authorized Common Stock after the effective time of the Reverse Stock Split.

The Company’s Common Stock will continue to trade on The Nasdaq Capital Market under the existing symbol “LABT”, but the security has been assigned a new CUSIP number (51255A201).

The foregoing description of the Certificate of Change does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Change which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Change
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKEWOOD-AMEDEX BIOTHERAPEUTICS INC.

Date: June 17, 2026	By:	/s/ Kelvin Cooper
Kelvin Cooper
Chief Executive Officer

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